                                                                  EXHIBIT 4.4

                                     WARRANT

THE WARRANT  REPRESENTED BY THIS  CERTIFICATE  AND THE SHARES OF SERIES B COMMON
STOCK OR  COMMON  STOCK,  AS THE CASE MAY BE,  ISSUABLE  UPON  EXERCISE  OF THIS
WARRANT HAVE NOT BEEN  REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE "1933 ACT"), OR UNDER ANY STATE SECURITIES LAWS AND THIS WARRANT
HAS  BEEN  ISSUED  TO THE  HOLDER  IN  RELIANCE  UPON  CERTAIN  EXEMPTIONS  FROM
REGISTRATION  AND  QUALIFICATION  PROVIDED  IN THE  1933 ACT AND THE  RULES  AND
REGULATIONS  THERETO AND THE  APPLICABLE  STATE  SECURITIES  LAWS.  ACCORDINGLY,
NEITHER  THIS WARRANT NOR ANY SUCH  SECURITIES  MAY BE OFFERED,  SOLD,  PLEDGED,
ASSIGNED OR  OTHERWISE  TRANSFERRED  UNLESS (A) A  REGISTRATION  STATEMENT  WITH
RESPECT  THERETO  IS  EFFECTIVE  UNDER  THE  1933 ACT AND ANY  APPLICABLE  STATE
SECURITIES  LAWS OR (B) AN  EXEMPTION  FROM SUCH  REGISTRATION  REQUIREMENTS  IS
AVAILABLE.

Warrant No.:  1                                                  August 6, 2002

                               WARRANT TO PURCHASE

                         SHARES OF SERIES B COMMON STOCK

                                       OF

                       PROGRESSIVE SOFTWARE HOLDING, INC.

     THIS CERTIFIES  THAT, for value  received,  ARK CLO 2000-1,  LIMITED or its assignees and transferees  (the "Holder"),  is entitled,  in accordance with the terms and conditions  hereinafter  set forth, to subscribe for and purchase from
PROGRESSIVE SOFTWARE HOLDING,  INC., a Delaware corporation (the "Company"),  at any time during the Exercise Period (as defined below), 418,836 shares of Series
B Common  Stock (as  defined  below) or if the  Series B Common  Stock  shall no longer exist as provided in Article IV of the Certificate of  Incorporation  (as
defined below), shares of Common Stock (as defined below) (such number of shares of  Series B Common  Stock,  or  Common  Stock,  as the case may be,  being  the
"Warrant  Securities"),  for a purchase  price of $.01 per share for the Warrant
Securities (such price being the "Exercise Price"), and to receive a certificate or certificates for the Warrant  Securities so purchased,  upon presentation and surrender  of this  Warrant at the  location  set forth in Section  3(b)  below, together with the Exercise Price.

     Section 1.  Definitions.  Capitalized  terms used but not otherwise defined herein have the meanings given them in the Certificate of  Incorporation  of the
Company,  as in effect on the date hereof (the "Certificate of  Incorporation").
In all other cases, the following capitalized terms have the following meanings:

     "Affiliate"  of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person.

     "Common  Stock"  means the  Series A Common  Stock and the  Series B Common
Stock of the Company.

     "Convertible  Securities" means any stock or securities convertible into or exchangeable for shares of Common Stock.

     "Credit  Agreement" means the Credit  Agreement,  dated as of the Effective
Date, among the Company,  ARK CLO 2000-1,  Limited and the other lenders parties thereto.

     "Expiration  Date" means (i) the date which is six months after the Trigger
Date or (ii) if no Revolving Loan is made pursuant to the Credit Agreement prior to the Revolving  Credit  Commitment  Termination Date (as defined in the Credit
Agreement), then the Revolving Credit Commitment Termination Date.

     "Fair Market Value" means (a) if the Warrant  Securities are then traded on a national securities exchange or on the over-the-counter market, the average of the daily Market Prices for the 10 consecutive Trading Days immediately prior to the date in question,  and (b) if the Warrant  Securities are not so traded, the price per Warrant Security as agreed between the Holder and the Company.

     "Market  Price" per share of Series B Common  Stock  means on any day,  the last sales price,  regular way, per share of such security on such day, or if no such sale takes  place on such day,  the  average of the  closing  bid and asked prices,  regular  way,  as reported in the  principal  consolidated  transaction reporting system with respect to securities listed or admitted to trading on the principal  national  securities  exchange  on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked  prices in the  over-the-counter  market  as  reported  by the
National Association of Securities Dealers Inc.'s Automated Quotation System.

     "Registration  Rights  Agreement" means the Registration  Rights Agreement, dated as of August 6, 2002,  by and among the Company,  ARK CLO 2000-1,  Limited and the other stockholders parties thereto.

     "Revolving Loan" has the meaning stated in the Credit Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Common  Stock" means the Series A Common  stock,  par value $0.01 per share, of the Company as described in the Certificate of Incorporation.

     "Series B Common  Stock" means the Series B Common  Stock,  par value $0.01 per share, of the Company as described in the Certificate of Incorporation.

     "Stockholders  Agreement"  means the  Stockholders  Agreement,  dated as of
August 6, 2002, by and among the Company,  Massachusetts  Mutual Life  Insurance
Company,  MassMutual  Corporate  Investors,  MassMutual  Participant  Investors,
MassMutual Corporate Value Partners,  ARK CLO 2000-1,  Limited,  Thomas Schwarz,
William Beebe and Christopher Sebes.

     "Trading  Day"  means a day on  which  the  principal  national  securities exchange  on which the Warrant  Securities  are listed or admitted to trading is open for the  transaction  of  business  or, if the Warrant  Securities  are not listed or admitted to trading on any  national  securities  exchange,  a Monday,
Tuesday,  Wednesday,  Thursday or Friday on which  banking  institutions  in the
Borough  of  Manhattan,  City  and  State of New  York,  are not  authorized  or obligated by law or executive order to close.

     "Trigger  Date"  means the date on which the first  Revolving  Loan is made pursuant to the Credit Agreement.

     Section  2.  Exercise  Period.  The  exercise  period of the  Warrant  (the
"Exercise  Period")  shall begin on the Trigger Date and expire at 5:00 p.m. New
York City time on the  Expiration  Date.  The Warrant  shall not be  exercisable before the  beginning  of the  Exercise  Period or after the  expiration  of the
Exercise Period.  Upon the expiration of the Exercise Period,  all rights of the
Holder  hereunder  shall cease and this Warrant  shall be of no further force or effect.

     Section 3. Exercise of the Warrant.

     (a) General. The Warrant shall be exercisable, in whole, at any time during the Exercise Period.

     (b) Mechanics.  Subject to compliance with all applicable  securities laws, in order to exercise the Warrant, the Holder must:

          (i) Original  Warrant  Agreement.  Deliver the original Warrant to the
     Company at the  address for the  Company  set forth on the  signature  page hereto,  or such other  address as the Company may provide to the Holder in writing;

          (ii) Subscription Notice. Deliver to the Company an executed notice of exercise  in  substantially  the form of  Exhibit  A to this  Warrant  (the
     "Subscription Notice"), duly completed and executed by the Holder;

          (iii) Payment of Exercise  Price.  Pay an amount equal to the Exercise
     Price of the Warrant in one or more of the following forms:

               (A) by cash or bank check  made  payable  to the  Company,  in an amount equal to the Exercise  Price,  which payment must accompany the
          Subscription  Notice  delivered to the Company in connection  with the exercise of the Warrant; or

               (B) by  surrendering  the right to receive upon  exercise of this
          Warrant a number of Warrant  Securities  having a value (as determined below)  equal to the  Exercise  Price,  in which  case,  the number of
          Warrant Securities to be issued to the Holder upon such exercise shall be calculated using the following formula:

                                            Y * (A - B)
                                            -----------
                           X        =              A

      with    X =    the number of Warrant Securities to be issued to the Holder

              Y =    the number of Warrant Securities with respect to which the
                     Warrant is being exercised

              A =    the Fair Market Value of one Warrant Security on the date
                     of exercise of this Warrant

              B =    the Exercise Price of the Warrant.

     (c) Date of Exercise.  This Warrant shall be deemed to have been  exercised immediately  prior to the close of  business  on the date of its  surrender  for exercise as provided in Section 3(b) above,  and the Person  entitled to receive the Warrant  Securities  issuable  upon such  exercise  shall be treated for all purposes as the holder of record of such Warrant  Securities  as of the close of business on such date (such date being, the "Exercise Date").

     (d) Issuance of Warrant Securities;  No Fractional  Securities.  As soon as practicable  after  the  Company's  receipt  (but in any  event no later  than 2 business days after such receipt) of the Warrant  surrendered in connection with an exercise  provided  for in Section  3(b) above,  the Company  shall issue and deliver to the Person entitled to receive the Warrant  Securities  issuable upon such exercise of the Warrant,  a certificate or  certificates  for the number of whole Warrant  Securities  issuable upon such  exercise.  No fractional  Warrant
Securities shall be issued upon the exercise of this Warrant,  and any fractions shall be rounded down to the nearest whole number of Warrant Securities.

     (e) Taxes.  The  issuance of Warrant  Securities  upon the exercise of this
Warrant will be made  without  charge by the Company to the Holder for any issue tax (other than applicable income tax).

     Section 5.  Representations  and  Warranties  of the  Company.  The Company
hereby  represents and warrants to the Holder as of the date of this Warrant and as of the date of  exercise  of this  Warrant  that  upon the  exercise  of this
Warrant the Warrant  Securities will be duly authorized,  validly issued,  fully paid and nonassessable.

     Section 6. Investment Representations.

     6.1 Representations by Holder. The Holder hereof represents and warrants to the Company with respect to its acquisition and exercise of this Warrant that it is experienced  in evaluating and investing in technology  companies such as the
Company;  that it is acquiring the Warrant  Securities for investment for his or its own account and not with a view to, or for resale in  connection  with,  any distribution  thereof;  and  that it has no  present  intention  of  selling  or distributing the Warrant or any of the Warrant Securities issuable upon exercise of  this  Warrant,  except  in  accordance  with  securities  laws.  The  Holder understands that this Warrant (and the Warrant Securities issuable upon exercise of this  Warrant)  to be  purchased  by it have not been  registered  under  the
Securities  Act  by  reason  of  a  specific  exemption  from  the  registration provisions of the Securities Act which,  in the case of the Warrant  Securities, depends upon, among other things,  the bona fide nature of the investment intent as expressed herein.  The Holder has had an opportunity to discuss the Company's business,  management and financial affairs with the Company's management and to obtain  any  additional  information  necessary  to verify the  accuracy  of the information  given to him or it. The Holder represents that it is an "accredited investor"  as defined  in Rule  501(a) of  Regulation  D  promulgated  under the
Securities  Act and that the Holder is able to bear the economic  risk of his or its investment in the Company contemplated hereby.

     6.2  Sale  or  Transfer  of the  Warrant.  On the  basis  of the  foregoing representations  set forth in  Subsection  6.1 above,  this Warrant has not been registered  under the  Securities  Act, and neither this Warrant nor the Warrant
Securities issuable hereunder shall be sold,  pledged,  transferred or otherwise disposed  of  unless  (a) they  first  shall  have  been  registered  under  the
Securities  Act, (b) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company or, at its option, legal counsel  of the  Company  stating  that such  sale or  transfer  is an  exempted transaction  under the Securities Act and,  unless such opinion states that such
Warrant  or  such  Warrant  Securities  may be  transferred  by  the  transferee immediately after acquisition  without  registration under the Securities Act, a written agreement by the transferee thereof not to sell or transfer such Warrant or such Warrant Securities without complying with the requirements  provided for in this subsection 6.2, or (c) or the Warrant Securities  issuable hereunder are transferred to an Affiliate of the Holder in compliance  with the Securities Act and such  Affiliate  shall make the same  representations  and warranties to the
Company as are set forth in this Section 6.

     6.3 Restrictive  Legend.  Shares of Warrant Securities issued upon exercise of  this  Warrant  shall  be  stamped  or  otherwise  imprinted  with  a  legend substantially in the following form (in addition to, or in combination with, any other legend required under  applicable  state  securities law and agreements or by-law provisions relating to the transfer of the Company's securities):

     NO TRANSFER, SALE, ASSIGNMENT,  PLEDGE,  HYPOTHECATION OR OTHER DISPOSITION
     OF THE  SHARES  REPRESENTED  BY  THIS  CERTIFICATE  MAY BE MADE  EXCEPT  IN
     COMPLIANCE WITH ALL APPLICABLE  PROVISIONS OF STATE SECURITIES LAWS AND (A)
     PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
     1933, AS AMENDED,  AND THE RULES AND REGULATIONS IN EFFECT  THEREUNDER (THE
     "ACT") OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION
     OF COUNSEL FOR THE HOLDER  ACCEPTABLE  TO THE COMPANY  THAT SUCH  TRANSFER,
     SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM
     THE PROVISIONS OF SECTION 5 OF THE ACT.

    Section 7.  Covenants of the Company.

     (a) Reservation of Warrant  Securities.  The Company shall reserve and keep available out of its authorized but unissued  shares of Series B Common Stock or
Common  Stock,  as the case may be,  for  issuance  upon  the  exercise  of this
Warrant,  free from preemptive rights,  such number of shares of Series B Common
Stock,  or Common  Stock,  as the case may be, for which this Warrant shall from time to time be exercisable.

     (b) No  Impairment.  The  Company  will not,  by  amendment  of its charter documents, or through reorganization,  consolidation, merger, dissolution, issue or sale of  securities,  sale or  transfer of assets or any other  voluntary  or involuntary action,  avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or  performed  by the  Company,  and will at all times in good faith  assist in the  carrying out of all of the terms and  provisions  of this  Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this
Warrant.

     (c)  Listing  Requirements.  If and so long as any  Series B  Common  Stock issuable upon the exercise of this Warrant is listed on any national  securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange,  upon official  notice of issuance,  all shares of
Series B Common Stock issuable upon exercise of this Warrant.

     Section 8. Replacement  Warrant.  In case this Warrant is mutilated,  lost, stolen or  destroyed,  the  Company  shall  issue and  deliver in  exchange  and substitution for and upon cancellation of the mutilated  Warrant,  or in lieu of and in substitution for the Warrant lost, stolen or destroyed,  a new Warrant of like tenor and  representing  an  equivalent  right or  interest,  but only upon receipt of evidence  reasonably  satisfactory to the Company of such loss, theft or  destruction  of such  Warrant  and  upon  receipt  of  indemnity  reasonably satisfactory to the Company.

     Section 9.  Stockholders  Agreement.  Each Warrant Security acquired by the
Holder pursuant to the exercise of this Warrant will be subject to the terms and provisions of the Stockholders Agreement.

     Section 10. Transferability.

     (a) Restrictions on Transferability. The Holder may sell, assign, transfer, convey or  otherwise  dispose  (a  "Transfer")  of this  Warrant  and any of the
Warrant   Securities  (or  portion   thereof)  or  any  interest   therein  (the
"Transferred Interest") without the consent of the Company.

     (b)  Conditions to Transfers.  No  Transferred  Interest may be Transferred
unless such  Transfer  satisfies all of the  following  conditions  (unless such conditions  shall  be  waived  by the  Company  in  its  reasonable  good  faith discretion):

          (i) the Holder shall have  delivered to the Company this Warrant and a properly  completed and executed  assignment  substantially  in the form of
     Exhibit B attached hereto; and

          (ii) such Transfer shall be in compliance with all of the requirements of the Securities Act and all other applicable  securities laws, the Holder recognizing  that neither the Warrant nor the Warrant  Securities have been registered under Federal or state securities laws.

     (c) Transferees  Bound; Other Transfers Void. The Transferee shall be bound to the same  extent  as the  Holder  in  making a  Transfer  of the  Transferred
Interest.  Any Transfer or attempted Transfer of a Transferred  Interest made in violation of the  provisions  of this Section 9 shall be null and void ab initio and of no force or effect.

     Section  11.   Registration   Rights.   All  Warrant   Securities  will  be
"Registrable Securities" under the Registration Rights Agreement.

     Section 12. Miscellaneous.

     (a) Notices. All notices, requests, demands and other communications to any party or given under this Warrant will be in writing and  delivered  personally, by overnight  delivery or courier,  by registered  mail or by  telecopier  (with confirmation  received)  to  the  parties  at the  address  or  telecopy  number specified  for such  parties  on the  signature  pages  hereto (or at such other address or telecopy  number as may be specified  by a party in writing  given at least five  business days prior  thereto).  All notices,  requests,  demands and other communications will be deemed delivered when actually received.

     (b)  Counterparts.  This Warrant may be executed  simultaneously  in one or more  counterparts,  and by different  parties hereto in separate  counterparts, each of which when executed  will be deemed an original,  but all of which taken together will constitute one and the same instrument.

     (c)  Amendment  of Warrant.  This  Warrant may not be amended,  modified or waived  except  by an  instrument  in  writing  signed  on behalf of each of the parties hereto.

     (d)  Successors  and Assigns;  Assignability.  This Warrant will be binding upon  and  inures  to  the  benefit  of  and is  enforceable  by the  respective successors and permitted assigns of the parties hereto.

     (e)  Governing  Law.  This Warrant  will be governed  by, and  construed in accordance  with,  the laws of the state of  Delaware  applicable  to  contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

     (f)  Severability.  If any  term or  other  provision  of this  Warrant  is invalid,  illegal or incapable  of being  enforced by any rule of law, or public policy,  all other  conditions and provisions of this Warrant will  nevertheless remain in full force and effect so long as the  economic or legal  substance  of the  transactions  contemplated  hereby is not affected in any manner adverse to any party. Upon such  determination that any term or other provision is invalid, illegal or incapable of being  enforced,  the parties  hereto will  negotiate in good faith to modify  this  Warrant so as to effect the  original  intent of the parties as  closely  as  possible  in an  acceptable  manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     (g)  Interpretation.  As used in this  Warrant,  references to the singular will include the plural and vice versa and  references to the  masculine  gender will  include the feminine and neuter  genders and vice versa,  as  appropriate.
Unless  otherwise  expressly  provided in this  Warrant (i) the words  "hereof",
"herein" and  "hereunder"  and words of similar import when used in this Warrant will refer to this  Warrant as a whole and not to any  particular  provision  of this  Warrant  and (ii)  article,  section,  subsection,  schedule  and  exhibit references  are  references  with  respect  to  this  Warrant  unless  otherwise specified. Unless the context otherwise requires, the term "including" will mean
"including,  without  limitation."  The  headings  in  this  Warrant  and in the
Schedules are included for  convenience of reference only and will not affect in any way the meaning or interpretation of this Warrant.

     (h) Ambiguities.  This Warrant was negotiated between legal counsel for the parties and any  ambiguity  in this Warrant  shall not be construed  against the party who drafted this Warrant.

     (i) Submission to  Jurisdiction.  Each of the Company and the Holder hereby
(i) agrees that any  lawsuit,  proceeding  or other legal action with respect to this  Warrant  may be  brought  in the courts of the State of New York or of the
United States of America for the Southern District of New York, (ii) accepts for itself  and in respect  of its  property,  generally  and  unconditionally,  the
nonexclusive   jurisdiction  of  such  courts,   (iii)  irrevocably  waives  any
objection,  including,  without limitation, any objection to the laying of venue or based on the grounds of forum non  conveniens,  which it may now or hereafter have to the bringing of any lawsuit,  proceeding  or other legal action in those jurisdictions,  and (d) irrevocably consents to the service of process of any of the courts  referred to above in any lawsuit,  proceeding or legal action by the mailing of copies of the  process to the  parties  hereto as provided in Section
10(a).  Service  effected as provided in this manner will become  effective  ten calendar days after the mailing of the process.

     (j) Waiver of Jury Trial.  Each of the Company and the Holder hereby waives any  right to a trial by jury in any  lawsuit,  proceedings  or legal  action to enforce or defend any right  under this  Warrant or any  amendment,  instrument, document or  agreement  delivered or to be  delivered  in  connection  with this
Agreement and agrees that any such  lawsuit,  proceeding or legal action will be tried before a court and not before a jury.

     In witness whereof,  the Company and the Holder have caused this Warrant to be executed as of the date first written above.

Address for Notices:                        PROGRESSIVE SOFTWARE HOLDING, INC.
Progressive Software Holdings, Inc.
6836 Morrison Blvd.
Charlotte, NC  28211
Attention: Chief Executive Officer
Facsimile No.: 704-295-7001                By: /s/ William A. Beebe
                                               ________________________________
                                                 Name:William A. Beebe
                                                 Title:Treasurer
With a copy to:
Hinckley, Allen & Snyder LLP
1500 Fleet Center
Providence, RI  02903
         Attention: Stephen J. Carlotti
         Facsimile No.:  401-277-9600

Address for Notices:                        ARK CLO 2000-1, LIMITED
c/o Patriarch Partners, LLC
40 Well Street
New York, NY  10005
Attention:  Ms. Lynn Tilton
Phone No.: 212-825-0550
Facsimile No.: 212-825-2038                By:  /s/ Lynn Tilton
                                                ________________________________
                                                 Name: Lynn Tilton
                                                 Title:
With a copy to:

         Richard Spears Kiffe &Orbe
         1 Chase Manhattan Plaza
         New York, NY  20005
         Phone No.212-530-1846
         Facsimile No.: 212530-1801
         Attention: Michael Friedman

                                                                       EXHIBIT A
                                                                              to
                                                               WARRANT AGREEMENT

                                Subscription Form
                                -----------------

To:      Progressive Software Holding, Inc.
         [Address]

     (a) The undersigned  hereby elects to purchase 418,836 shares of [Series B]
Common Stock of Progressive Software Holding,  Inc. pursuant to the terms of the attached Warrant,  and tenders payment of the purchase price for such [Series B]
Common Stock in full.

     (b) In  exercising  this  Warrant,  the  undersigned  hereby  confirms  and acknowledges that all of the  representations  and warranties of the undersigned set forth in Section 5 of the Warrant are true and correct as of this date.

     (c) [If applicable] Please issue a certificate or certificates representing said [Series B] Common Stock in the name or names specified below:

            [insert name, address and number of shares to be issued]

Dated: ____________________                 HOLDER:

                                            [HOLDER]

                                            By:________________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT B
                                                                              to
                                                               WARRANT AGREEMENT

                               Form of Assignment
                               ------------------

To:      Progressive Software Holding, Inc.
         [Address]

     FOR VALUE RECEIVED,  the undersigned  Holder of the attached Warrant hereby sells, assigns and transfers unto each of the Assignee(s) named below all of the rights of the  undersigned  under such  Warrant,  with  respect to the number of
Warrant Securities set forth below:

                                                             Number of
                                                              Warrant
Name of Assignee                 Address                 Securities Assigned
----------------                 -------                ---------------------

----------------------           -------------------     ----------------

and does hereby irrevocably  constitute and appoint the Secretary of Progressive
Software Holding,  Inc. (the "Company") as attorney to make such transfer on the
books  of  the  Company  maintained  for  such  purpose,   with  full  power  of
substitution.

Dated: ___________________                 [HOLDER]:

                                            By:________________________________
                                                     Name:
                                                     Title: